Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated March 28, 2014, on the financial statements of Figo Ventures, Inc. for the years ended January 31, 2014, July 31, 2013 and 2012 in the Company's Report on Form S-1/A. We also consent to application of such report to the financial information in the Report on Form 10, when such financial information is read in conjunction with the financial statements referred to in our report.

LL Bradford & Co., LLC /S/ LL Bradford & Co., LLC Sugar Land, Texas May 15, 2014

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